EXHIBIT 10.2
FOURTH AMENDMENT

TO

AMENDED AND RESTATED PRIVATE LABEL

CREDIT CARD PROGRAM AGREEMENT

This Fourth Amendment to Amended and Restated Private Label Credit Card Program Agreement ("Fourth Amendment") is entered into as of June 30, 2007 (the "Effective Date") by and among Stage Stores, Inc., a Nevada corporation ("Stage Stores"), Specialty Retailers (TX) LP, a Texas limited partnership ("Specialty LP"), with their principal offices at 10201 Main Street, Houston, Texas 77025 (Stage Stores and Specialty LP hereinafter being referred to collectively as "Stage"), and World Financial Network National Bank, a national banking association with its principal offices at 800 Tech Center Drive, Gahanna, Ohio 43230 ("Bank").  Stage Stores, Specialty LP and Bank are collectively referred to in this Fourth Amendment as the "Parties

R E C I T A L S :

WHEREAS, Stage and Bank entered into an Amended and Restated Private Label Credit Card Program Agreement dated as of March 5, 2004, as amended by that Student Program Addendum effective June 1, 2004, that Amendment to Private Label Credit Card Program Agreement dated December 21, 2005, that No Credit File Program Addendum dated March 10, 2006, that Second Amendment to Amended and Restated Private Label Credit Card Program Agreement dated May 24, 2006, and that Third Amendment to Amended and Restated Private Label Credit Card Program Agreement dated May 17, 2007 (collectively, the "Agreement") pursuant to which Bank issues private label credit cards which allows Customers of Stage to purchase goods and/or services from Stage; and

WHEREAS, Bank and Stage now desire to amend the Agreement to reflect that, effective June 30, 2007, Specialty LP will be merged into Specialty Retailers, Inc., a Texas corporation (“Specialty Inc.”), meaning that Specialty LP will no longer exist (either as an entity or as a Party to the Agreement) and Specialty Inc. will be the successor-in-interest to Specialty LP and as such will become a Party to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.
Definitions; References.  Each term used herein which is not defined herein shall have the meaning assigned to such term in the Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement amended hereby.

2.
Specialty LP, an original party to the Agreement, will merge into its affiliate, Specialty Inc., effective June 30, 2007. Consequently: (i) Specialty LP will cease to be an entity and cease to be a Party to the Agreement; and (ii) Specialty shall be Specialty LP’s successor-in-interest and as such become a Party to the Agreement.

3.	Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

4.
Counterparts; Effectiveness.  This Fourth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.  The provisions included in this Fourth Amendment shall be effective as of the Effective Date set forth in the first paragraph of this Fourth Amendment.

5.	Entire Agreement. As hereby amended and supplemented, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be executed by their duly authorized officers as of the Effective Date.

WORLD FINANCIAL NETWORK	STAGE STORES, INC.
NATIONAL BANK

By: /s/ Daniel T. Groomes	By: /s/ Richard E. Stasyszen

Name: Daniel T. Groomes	Name: Richard E. Stasyszen

Title: President	Title: Sr. Vice President – Finance & Controller

AGREED TO AND ACKNOWLEDGED BY:

SPECIALTY RETAILERS, INC.

By: /s/ Richard E. Stasyszen

Name: Richard E. Stasyszen

Title: Sr. Vice President – Finance & Controller